EXHIBIT 10.9(g)

AMENDMENT NUMBER SIX

to the

Master Loan and Security Agreement

Dated as of July 22, 2003

by and between

AAMES CAPITAL CORPORATION

and

CITIGROUP GLOBAL MARKETS REALTY CORP.

This AMENDMENT NUMBER SIX is made this 26th day of October, 2004, by and between AAMES CAPITAL CORPORATION, having an address at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071 (the “Borrower”) and CITIGROUP GLOBAL MARKETS REALTY CORP., having an address at 350 Greenwich Street, 4th Floor, New York, New York 10013 (the “Lender”), to the Master Loan and Security Agreement, dated as of July 22, 2003, by and between the Borrower and the Lender, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Borrowers have requested that the Lender agree to amend the Agreement to remove Aames Investment Corporation as a borrower under the Agreement and substitute Aames Investment Corporation for Aames Financial Corporation as the Guarantor to the Agreement;

WHEREAS, as of the date of this Amendment, the Borrower represent to the Lender that they are in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and are not in default under the Agreement; and

WHEREAS, the Borrowers and the Lender have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Immediately prior to the consummation of the First Merger as set forth in that certain Plan and Agreement of Merger among Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc. dated as of July 21, 2004, the following defined terms in Section 1 of the Agreement are hereby deleted in their entirety and replaced with:

“Guarantor” shall mean Aames Investment Corporation.

“Guaranty” shall mean the guaranty, dated July 22, 2003, as amended, executed by the Guarantor in favor of the Lender which evidences the guarantee by the Guarantor of the obligations of the Borrower under this Loan Agreement.

SECTION 2. Immediately prior to the consummation of the First Merger as set forth in that certain Plan and Agreement of Merger among Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc. dated as of July 21, 2004, Section 6.02 of the Agreement is hereby deleted in its entirety and replaced with:

Financial Condition. The Borrower has heretofore furnished to the Lender a copy of Aames Financial Corporation’s Annual Report on Form 10-K which includes audited consolidated financial statements at and for the fiscal year ended June 30, 2002 with the opinion thereon of Ernst & Young LLP, a copy of which has been provided to the Lender. The Borrower has heretofore furnished to the Lender a copy of the Aames Financial Corporation’s Quarterly Report on Form 10-Q, which includes unaudited consolidated financial statements at and for the fiscal quarter ended March 31, 2003. All such financial statements are materially complete and correct and fairly present the consolidated financial condition of Aames Financial Corporation and its Subsidiaries and the consolidated results of their operations for the fiscal period ended on said date, all in accordance with GAAP applied on a consistent basis. Since March 31, 2003 there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

SECTION 3. Immediately prior to the consummation of the First Merger as set forth in that certain Plan and Agreement of Merger among Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc. dated as of July 21, 2004, Section 6.03 of the Agreement is hereby deleted in its entirety and replaced with:

6.03 Litigation. Except as disclosed by Aames Financial Corporation or the Guarantor in its public filings with the United States Securities and Exchange Commission prior to the Effective Date, there are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Borrower or any of its Subsidiaries or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on the property, business or financial condition, or prospects of the Borrower or (ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby and there is a reasonable likelihood of a materially adverse effect or decision.

SECTION 3. Immediately prior to the consummation of the First Merger as set forth in that certain Plan and Agreement of Merger among Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc. dated as of July 21, 2004, Section 7.15 of the Agreement is hereby deleted in its entirety.

SECTION 4. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 5. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this

Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 6. Representations. In order to induce the Lender to execute and deliver this Amendment Number Six, the Borrower hereby represents to the Lender that as of the date hereof, the Borrower is in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 7. Governing Law. This Amendment Number Six shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law).

SECTION 8. Counterparts. This Amendment Number Sixe may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment Number Six to be executed and delivered by their duly authorized officers as of the day and year first above written.

AAMES CAPITAL CORPORATION
(Borrower)

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS REALTY CORP.
(Lender)

By:
Name:
Title: